POWER OF ATTORNEY

     Know All Men by These Presents, that I, Michael C. Griffin, of Macon, Bibb County, Georgia, a citizen of the United States, have made, constituted and appointed, and by these presents do make, constitute and appoint Robert T. Mullis my true lawful attorney-in-fact, for me and in my name, place and stead to sell, assign, transfer, sign, execute, acknowledge and deliver those Security National Bank Shares of stock held in my name or jointly in my name and Robert T. Mullis' name, or otherwise belonging to me (the "SNB Shares"); to represent the undersigned and to vote the SNB shares at the annual meeting of the Shareholders; to borrow money and to hypothecate or pledge said SNB Shares for such loans if in the judgment of my attorney-in-fact such action should be necessary; to consent in my name to reorganizations and mergers, and to the exchange of said SNB Shares for new shares; hereby giving and granting to my said attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever necessary to be done in the premises, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney-in-fact may do pursuant to this power.

     This Power of Attorney shall not be revoked by my incompetence, disability, or incapacity, but shall continue in full force and effect notwithstanding any disability, incompetency or incapacity.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal this 12th day of April, 1995.


                                  Michael C. Griffin
                                  _______________________ (Seal)
                                  Michael C. Griffin


Signed, sealed and delivered
in the presence of:

Wendy F. Collin
_____________________
Wendy F. Collin
Witness


This 12th day of April, 1995.

Judy Martin
_____________________
Judy Martin
Notary Public

My Commission expires: August 30, 1997